As filed with the Securities and Exchange Commission on September 12, 2012

Registration No. 333-183545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INDEPENDENT BANK CORP.

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

6036

(Primary Standard Industrial Classification Code Number)

04-2870273

(IRS Employer Identification Number)

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(781) 878-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward H. Seksay, Esq.

General Counsel

Independent Bank Corp.

2036 Washington Street, Hanover, Massachusetts 02339

(781) 982-6158

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James A. McDaniel, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

Independent Bank Corp. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-183545) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 4.9 and 4.10 previously filed with the Registration Statement and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the re-filed exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

1.1	Form of Underwriting Agreement or Purchase Agreement.*

3.1	Restated Articles of Organization of Independent Bank Corp. (incorporated by reference to Exhibit 99.4 to Independent’s Current Report on Form 8-K filed with the SEC on May 24, 2010 (SEC File No. 001-09047)).

3.2	Amended and Restated Bylaws of Independent Bank Corp. (incorporated by reference to Exhibit 99.5 to Independent’s Current Report on Form 8-K filed with the SEC on May 24, 2010 (SEC File No. 001-09047)).

4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of Independent Bank Corp. (incorporated by reference to Independent Bank Corp.’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.3	Certificate of Designations for Preferred Stock.*

4.4	Specimen certificate for shares of Preferred Stock.*

4.5	Form of Depositary Shares.*

4.7	Form of Warrant.*

4.8	Form of Stock Purchase Contract.*

4.9	Form of Indenture for Senior Debt Securities (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.10	Form of Indenture for Subordinated Debt Securities (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.11	Form of Senior Debt Security.*

4.12	Form of Subordinated Debt Security.*

4.13	Form of Unit Agreement.*

5.1	Opinion of Choate Hall & Stewart LLP regarding the legality of the securities registered hereby.***

12.1	Statement of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and preferred stock Dividends.***

23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).***

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm.***

24.1	Power of Attorney (included in the signature page to this Registration Statement).***

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

*	To be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, Commonwealth of Massachusetts, on this 12th day of September, 2012.

INDEPENDENT BANK CORP.

By:	/s/ Edward H. Seksay, Esq.
Edward H. Seksay, Esq.
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of September 12, 2012 by the following persons in the capacities indicated.

Signature	Title

* Christopher Oddleifson	President, Chief Executive Officer and Director (Principal Executive Officer)

* Donna L. Abelli	Director and Chairman of the Board

* Denis K. Sheahan	Chief Financial Officer and Treasurer (Principal Financial Officer)

* Barry H. Jensen	Controller (Principal Accounting Officer)

* Richard S. Anderson	Director

* William P. Bissonette	Director

* Benjamin A. Gilmore, II	Director

* Kevin J. Jones	Director

* Eileen C. Miskell	Director

* Daniel F. O’Brien	Director

* Carl Ribeiro	Director

* Richard H. Sgarzi	Director

* John H. Spurr, Jr.	Director

* Robert D. Sullivan	Director

* Brian S. Tedeschi	Director

* Thomas R. Venables	Director

/s/ Edward H. Seksay * Edward H. Seksay as Attorney-in-Fact

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement or Purchase Agreement.*

3.1	Restated Articles of Organization of Independent Bank Corp. (incorporated by reference to Exhibit 99.4 to Independent’s Current Report on Form 8-K filed with the SEC on May 24, 2010 (SEC File No. 001-09047)).

3.2	Amended and Restated Bylaws of Independent Bank Corp. (incorporated by reference to Exhibit 99.5 to Independent’s Current Report on Form 8-K filed with the SEC on May 24, 2010 (SEC File No. 001-09047)).

4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of Independent Bank Corp. (incorporated by reference to Independent Bank Corp.’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.3	Certificate of Designations for Preferred Stock.*

4.4	Specimen certificate for shares of Preferred Stock.*

4.5	Form of Depositary Shares.*

4.7	Form of Warrant.*

4.8	Form of Stock Purchase Contract.*

4.9	Form of Indenture for Senior Debt Securities (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.10	Form of Indenture for Subordinated Debt Securities (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).

4.11	Form of Senior Debt Security.*

4.12	Form of Subordinated Debt Security.*

4.13	Form of Unit Agreement.*

5.1	Opinion of Choate Hall & Stewart LLP regarding the legality of the securities registered hereby.***

12.1	Statement of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and preferred stock Dividends.***

23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).***

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm.***

24.1	Power of Attorney (included in the signature page to this Registration Statement).***

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

*	To be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.